                                                                EXHIBIT 10.8


                           REVISED LICENSE AGREEMENT

        This Revised License Agreement (the "Agreement") is made and entered into this 11 day of December, 1986, by and between Veggetti S.r.l., of Milan, Italy (a "Licensor") and Il Fornaio (America) Corporation, a California corporation ("Company" or "Licensee"), of San Mateo, California, U.S.A., with reference to the following facts:

                A.       Licensor is the owner of the Italian trademark
"IL FORNAIO" and of all designs, phrases, signs and related items using the term "Il Fornaio" as presently utilized in Italy by Licensor (collectively the "Il Fornaio Marks").

                 B. Licensor has developed certain operating procedures, techniques and strategies through substantial investment of time and money for the operation of stores engaged in the retail merchandising of bread and other baked goods (the "Operating Procedures"). Although the operating Procedures are the property of Licensor, they have not been reduced to writing. The Operating Procedures include, without limitation, basic designs for store layouts and for fixturization, advertising strategies, sales techniques, procedures for quality control, recipes, operating routines, packaging and display techniques, and the utilization of raw materials, supplies and technical equipment. Company has been afforded the opportunity to use the operating Procedures and deems them to be of value for use in the Territory (as that term is defined herein).

               C. Licensor has heretofore licensed to Company (through various interim assignments) the exclusive rights in and for the territory of the United States of America (the "Territory") to utilize the Il Fornaio Marks and the Operating Procedures in connection with the operation of stores in the Territory to be engaged in the retail sales of bread and other baked goods.
The parties now desire to terminate and cancel said previous license agreement, including any royalty or other payment due thereunder, and to enter into this Agreement.

         NOW, THEREFORE, in consideration of the above premises and mutual premises contained herein the parties hereto agree as follows:

1. Grant of Exclusive License for Use of the Il Fornaio Marks and the Operating Procedures.

                 1.1 Subject to the terms and conditions hereof, Licensor hereby grants to Company a perpetual, exclusive and royalty free license (i) to use and to sublease the use of the operating Procedures in the Territory, and
(ii) to use and to sublease the use of the Il Fornaio Marks in the Territory. company shall have the right to establish stores in any location in the Territory it deems desirable in the sole and absolute exercise of its discretion, utilizing, however, the basic criteria suggested by Licensor so as not to disrupt the image of the I1 Fornaio stores already existing in Italy and elsewhere in Europe.

                 1.2 Licensor agrees that it shall not grant to any third party any rights in or to the use of the operating Procedures or the Il Fornaio Marks for the territory of Canada without first offering to Company the right to acquire such interest at the same bona fide price and pursuant to the same bona fide terms as may be offered by any responsible, prospective and unrelated third party. Licensor shall give written notice to company of any such bona fide offer (which notice shall set forth the name of the offeror, the price and all other terms of such offer) and also shall give to Company a copy of any such offer, and Company shall have thirty (30) days after receipt of such notice in which to notify Licensor whether or not it desires to acquire such rights at the price and pursuant to the terms set forth in such notice. In the event Company fails to give written notice within said thirty (30) day period that it is exercising its option to acquire such rights, Licensor shall have the right to accept the offer by the third party, but only as set forth in its notice to Company hereunder, and provided that if Licensor does not accept such offer by execution of a binding agreement with such third party with respect thereto within ninety (90) days after the expiration of said thirty (30) day period, the procedure set forth in this paragraph shall again be followed before disposition of such rights.

                 1.3 Subject to the terms and conditions hereof: (a) Licensor agrees not to use or license to any third party the right to use in the Territory any of the Operating Procedures or any of the Il Fornaio Marks; and (b) Licensor agrees not to establish in the Territory any stores engaged in the retail merchandising of bread and/or other baked goods; and (c) Licensor agrees not to use the Il Fornaio Marks or any confusingly similar marks in the Territory for any purpose whatsoever; and (d) Licensor agrees not to disclose to any person or entity other than the Company any information, ideas or expressions relating to the operation and/or licensing in the Territory of stores engaged in the retail merchandising of bread and/or other baked goods, including but not limited to any of the Operating Procedures; and (e) Licensor agrees to observe complete confidentiality with respect to all aspects of the Operating Procedures, including without limitation, not disclosing or otherwise permitting access to the operating Procedures to any person or entity other than a person or entity expressly authorized in writing by Company to have access to the operating Procedures.

                 1.4 In order to induce Company to enter into this License Agreement and as a means of helping to insure that the unique aspects of the Company's stores (including without limitation the Furnishings and Fixtures as that term is defined herein, and style of design and decor) are not exploited by any third party and that the exclusive nature of the license herein granted to Company is effectuated fully, Licensor agrees that, except as otherwise specifically provided herein, neither it nor any of its subsidiaries, related companies or persons or entities controlled directly or indirectly by any of the foregoing, shall sell or convey to any party known by Licensor to be engaged in a business competitive with Company in the Territory any Furnishings and Fixtures, signs, promotional items or devices without Company's prior written consent.

                 1.5 Notwithstanding the provisions of Paragraph 1.4, Licensor shall be entitled to sell or convey in the Territory Furnishings and Fixtures for use in connection with the operation of stores engaged in the retail merchandising of bread and other baked goods (herein sometimes referred to as "Furnishings and Fixtures") manufactured by Licensor to any third party provided that such Furnishings and Fixtures are not:

                          (a)     similar to those being utilized in any Store
which Licensee has theretofore opened or sublicensed to any third party the right to open; and

                          (b)     likely to be confused by the public with any
Furnishings and Fixtures located in any Store which Licensee has theretofore opened or sublicensed to any third party the right to open; and

                 1.6 In consideration for the license and in full and complete satisfaction of all claims that licensor has or may have against the Company that arose prior to the effective date of this Agreement, Company agrees to pay Licensor $25,000 (U.S.) upon the execution of this Agreement and to pay an additional $25,000 (U.S.) on or before December 31, 1986 to Oriensta S.A., a Liberian corporation, or to such other person nominated by Licensor.

2.     Services by Licensor.

                 2.1 Licensor shall make available to Company without charge or cost to Company except as otherwise specified herein:

                        2.1.1 Initial specifications and plans for the following items for each store as well as advice and consultation with respect thereto: furnishings, decor and signs exhibiting the Il Fornaio Marks. At Company's request (which shall be reasonable with respect to the required date such plans must be delivered and with respect to requests for more than one set of plans at any one time, shall be reasonable in light of Licensor's then existing capacities and which shall in any event not exceed such rate per month), Licensor shall cause to be prepared and submitted to Company detailed architectural plans and specifications for each Store to be opened in the Territory, in which case Company shall pay Licensor a fee of $2,500 (U.S.) within ten (10) days following receipt of such final plans. Said $2,500 (U.S.) fee shall be subject to good faith renegotiation by Licensor and Company on the second anniversary of the date of this License Agreement (and at the end of each succeeding two year period thereafter), solely to reflect any additional out-of-pocket, direct costs then being incurred by Licensor to prepare such plans.

                          2.1.2   A training program designed by Licensor and
currently conducted by Licensor in Italy, for any and all personnel that Company shall designate, provided that Company shall be responsible for and shall pay all out-of-pocket travel and lodging expenses incurred by such personnel in connection with the training program; and provided further that Licensor shall not be obligated to contemporaneously train at one time any more than five persons designated by Company. Licensor's obligations under this Paragraph 2.1 after the tenth anniversary of the date of this License Agreement shall be limited to the training of one person in each calendar year.

                          2.1.3   Advice based upon Licensor's experience in
Italy relating to any or all of the following: the location and size of Stores; the range, type and assortment of merchandise to be sold in the Stores; window displays, advertising and promotion; employee uniforms; recipes; methods of wrapping merchandise; suppliers of flours and other ingredients and raw materials; types of flours and other ingredients and raw materials; equipment and furnishings; promotional items and devices; pricing policies; quality control.

                          2.1.4   Training sessions conducted by consultants
furnished by Licensor at the Stores and supervision and assistance by such consultants in connection with the opening and operation of each Store provided that Company shall pay reasonable travel and lodging expenses for any consultant provided by Licensor and a reasonable consulting fee to be agreed upon in writing by Licensor and Company in advance of the performance of consulting services by any individual other than Carlo Veggetti ("CV"), Adolpho Veggetti ("AV"), Renato Veggetti ("V") for whose salaries Licensor shall be solely responsible; provided, however, that Licensor shall not be obligated to furnish such consultants for more than an aggregate of 45 days in the United States and in any year, and provided further that Licensor shall have no further obligations to provide assistance to Company under this Paragraph 2.1.4 after January 26, 1991.



                        2.1.5.        Recipes for bread and other baked goods.



                2.2 Licensor shall make available to Company for purchase at the lowest price then being charged by Licensor to any other purchaser all price tags, promotional items, uniforms, wrapping materials, supplies or other items for use in the Stores which Licensor may manufacture or purchase for use in connection with its operations; provided, however, that Company's purchase orders are reasonable with respect to delivery dates and quantities in light of Licensor's then existing capacities. Company shall be under no obligation to purchase any of the foregoing from licensor and Company shall have the right to purchase any or all of such items from any third party. Notwithstanding the foregoing, at Company's request at any time, Licensor shall introduce Company to any persons or entities who shall supply any of the items described in this paragraph 2.2 to Licensor and use its best efforts to enable Company to purchase any such items from such suppliers at the same prices paid therefor by Licensor.

3. Compliance with United States Federal and State Statutes. In the event that it is determined that this License Agreement or any agreement between Company and any sublicensee with respect to the subject matter hereof is subject to regulation or control pursuant to any federal statute or regulation or any state statute or regulation in the United States relating to franchising and/or business opportunity ventures, Licensor agrees to cooperate fully with Company in supplying any information required and in complying with any and all registration, disclosure, filing and similar requirements, the costs of which shall be borne equally by Licensor and Company.

       4.        Limitations of Licensor's Obligations and Liabilities. etc.

                 4.1 It is understood and agreed that although the Operating Procedures being licensed to Company hereunder have been successful in Italy, no assurance can be given Company that such Operating Procedures will actually be successful in the United States.

                 4.2 Licensor hereby represents, warrants and agrees that Licensor is the true and lawful owner of the Il Fornaio Marks and the Operating Procedures, has the power to enter into this License Agreement and to grant all rights granted to Licensee hereunder and has not granted (and shall not except as otherwise specified herein, grant so long as this License Agreement remains in effect) any rights or agreements to any third party which would in any way conflict with or abridge the rights of Company hereunder. Licensor hereby indemnifies and agrees to save Company harmless from and against any liabilities, costs or expenses incurred by Company as a result of Licensor's breach of any of the foregoing representations, warranties and agreements. Licensor also hereby agrees to defend Company's right to use the Il Fornaio Marks and the Operating Procedures against anyone claiming to have acquired such rights directly or indirectly from Licensor or any of its present shareholders or from companies or entities controlled directly or indirectly by any of the foregoing. Company shall be entitled to institute and prosecute any appropriate legal proceedings (including but not limited to an infringement action) in the name of Licensor against any person asserting rights in conflict with those granted Company hereunder, the costs of which shall be borne by Company. Notwithstanding the foregoing, Licensor only agrees to use its best efforts to cause the Il Fornaio mark to be registered as a trademark at its cost and expense in the United States, and Licensor shall have no liability to Company if it fails to do so after having so used its best efforts. If Company shall acquire the right to use or sublicense the right to use the Il Fornaio Marks and the Operating Procedures in the territory of Canada pursuant to the provisions of Paragraph
1.2 of this License Agreement, then all of the foregoing provisions of this Paragraph 4.2 shall apply with equal force and effect to Canada.

4.3 It is understood and agreed that the operating Procedures being licensed by Licensor to company hereunder have not yet been reduced to writing by Licensor in the form of manuals, books or other formal operating procedures. Licensor shall have no obligation hereunder to reduce such Operating Procedures to writing. However, in the event Licensor shall do so while this License Agreement remains in effect, it shall furnish complete copies thereof. It is further understood and agreed that the Operating Procedures are actual, practical methods of operating and that Company shall at all times be given full access to all of Licensor's knowledge, know-how and experience with respect thereto. In addition, all developments, improvements, additions, deletions, changes and enhancements in and to the Operating Procedures (the "Developments") shall promptly be communicated to Company; and for all purposes of this License Agreement, the term "Operating Procedures" shall include all such Developments; provided, however, that in no event shall Company's rights to use or sublicense the use of Operating Procedures be reduced or in any way abridged as a result of any such developments.

                          4.4     It is understood and agreed that Licensor's
obligation to furnish the Consulting services in the United States of persons other than CV, AV and shall be subject to the willingness and availability of such other persons to perform such service. Nevertheless, Licensor agrees to use its best efforts to cause such other persons to perform such services. As for the above named persons, it is understood that each of them shall not be required to be in the United States for more than twenty (20) days per year in the aggregate, and for more than five (5) days at a time.

5.       Miscellaneous.

                 5.1 This License Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to contracts fully executed and to be performed within its jurisdiction and may be amended or modified only by a writing executed by all parties hereto.

                 5.2 Captions used herein are for convenience only and shall not be deemed a part of this License Agreement or be used to construe any of the provisions hereof. Where the context so requires, the masculine gender shall include the feminine or neuter, and. the singular shall include the plural and the plural the singular.

                 5.3 This License Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 5.4 Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by the other party, which waiver shall be effective only with respect to the other specific obligation described therein.

                 5.5 This License Agreement constitutes the entire understanding and contract between the parties hereto and supersedes any and all other prior or contemporaneous oral or written representations or communications with respect to the subject matter hereof.

                 5.6 In the event that any provision hereof is found invalid or unenforceable either as a result of arbitration or judicial decree, the remainder of this License Agreement shall remain valid and enforceable according to its terms.

                 5.7 This License Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal successors and permitted assigns. Any sublicense granted by Licensee hereunder shall be subject to and shall be consistent with the provisions of this License Agreement.

                 5.8 All notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally or by telex or by addressing them to the parties at the respective addresses first above written, and by depositing such by air mail, postage prepaid, in the appropriate governmental mail system, or by delivering them, toll prepaid, to a telegraph or cable company, and if so telexed, mailed, telegraphed or cabled, shall be deemed to have been received seventy-two (72) hours after the date of mailing or twenty-four (24) hours after the date of the telex or delivery to the telegraph or cable company. Any party hereto may designate a different address for the receipt of notices, requests or other communications hereunder by giving the other party notice thereof pursuant to this Paragraph 5.8.

                 5.9 Because of the unique nature of the rights granted to Company and the services to be performed by Licensor hereunder, it is acknowledged and agreed that Company's remedies at law for a breach of any provision of this Agreement (with the exception of Paragraphs 2 and 3 hereof) would be inadequate and that Company shall, in such event, be entitled to equitable relief, including without limitation injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided at law or in equity. No remedy provided hereunder is intended to be exclusive of any other remedy available at law or in equity.

                 5.10 This Agreement shall not be assigned by Licensor to any other party (other than a corporation organized under the laws of a State within or without the Territory, which is controlled by Licensor, CV, AV and any other persons who are shareholders of Licensor on the date of such assignment), in whole or in part, without the prior written consent of Company in each instance. Notwithstanding any assignment by Licensor, Licensor shall remain fully liable on this License Agreement and shall not be released from performing any of the terms, covenants and conditions of this License Agreement.

                5.11 It is understood and agreed that at any time while this License Agreement remains in effect Company shall be entitled without making any payment therefor to Licensor to change its corporate name to include or to do business under a fictitious name including the name "Il Fornaio"; provided, however, that in the event this License Agreement shall be terminated as a result of Company's wrongful breach thereof, company shall within a reasonable period of time eliminate the name "Il Fornaio" from its corporate name or such fictitious name, unless otherwise agreed by Licensor.

                 5.12 In the event of the liquidation, winding-up or dissolution of Licensor, all rights granted to Company hereunder shall survive and remain in full force and effect, although the shareholders of Licensor shall have no personal obligation to perform the agreements of Licensor set forth in paragraphs 2 and 3 thereof.

                 5.13 This Agreement shall only be terminated upon the occurrence of one of the following events:

                          (A)     If Licensor shall commit a material breach of
this License Agreement and shall have failed to cure such breach within thirty
(30) days following its receipt of written notice thereof from Company (which notice shall specify in precise detail the nature and extent of such breach) and Company shall within ninety (90) days following Licensor's receipt of such notice give written notice of the date such termination shall be effective; or

                          (B)     If Company shall commit a material breach of
this Agreement and shall have failed to cure such breach within thirty (30) days following its receipt of written notice thereof from Licensor (which notice shall specify in precise detail the nature and extent of such breach) and Licensor shall within ninety (90) days following Company's receipt of such notice give written notice of the date such termination shall be effective.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first above written.

COMPANY                               LICENSOR

IL FORNAIO (AMERICA) CORPORATION      VEGGETTI S.r.l.


By: /s/  HOWARD LESTER                 By: /s/  CARLO VEGGETTI
   ------------------------------         --------------------------------
    Howard Lester                          Carlo Veggetti

Title: Chairman of the Board          Title:
                                             -----------------------------

ATTEST:                               ATTEST:
       ---------------------------           -----------------------------

(Signature) [ILLEGIBLE]                 (Signature) [ILLEGIBLE]
           -----------------------                ------------------------


                        AGREEMENT FOR PURCHASE OF STOCK

        This Agreement for Purchase of Stock (the "Agreement") is made and entered into this 6th day of March, 1987, by and between E.F.B.T., AG., of Giubiasco, Switzerland, a Swiss corporation ("EFBT") and Il Fornaio (America) Corporation, a California corporation ("Company") of San Francisco, California, U.S.A.

1. issuance of Stock

         In consideration of the Revised License Agreement between the Company and Veggetti S.r.l. of Milan, Italy ("Veggetti") and the release of the Company from various claims that Veggetti might otherwise have made under the License Agreement made and entered into on January 26, 1981 between Veggetti and The Salad Store, Inc., a California corporation, which had been previously assigned to the Company, the Company hereby agrees to issue EFBT, a subsidiary of Veggetti, 82,155 shares of common stock of the Company, which shall constitute at least five percent of the issued and outstanding shares of capital stock of the Company as of the date of this Agreement after giving effect to the contemplated reorganization in March, 1987, which will involve an investment in the Company of $2,700,000 (U.S.). Such reorganization is outlined in the attached Exhibit "A."

         2. Financial Information

         Until the earlier of (a) the fourth anniversary of this Agreement, or
(b) the date on which a registration statement of the Securities Act of 1933, as amended, with respect to a public offering of the Company's equity securities has been filed with the Securities and Exchange Commission or any successor agency or body performing similar functions, or (c) the consummation of (i) any merger or consolidation between the Company and any other corporation which is not prior to that time an affiliate of-the Company, (ii) the sale, lease, or exchange or all or substantially all of the assets of the Company to or with any person, or (iii) the acquisition by any person or persons of securities representing (or which would represent, upon exercise of any conversion rights, warrants, options or other rights pertaining thereto or issued in connection therewith) more than fifty percent of the voting power of the Company, whether such securities are acquired upon issuance by the Company or by transfer from a holder thereof, the Company shall allow representatives of EFBT, after a reasonable notice to the Company, to inspect during normal business hours such financial reports and other information that may be reasonably requested, provided that t he person inspecting such financial information executes a confidentiality and non-disclosure agreement in a form that may be reasonably requested by the Company.

         3.   Governing Law

         This Agreement shall be construed under and in accordance with the laws of the State of California, U.S.A.

         4.   Modification; Waiver

         No modification or waiver of any provision of this Agreement or consent to departure therefrom, shall be effective unless in writing and approved by the Company and EFBT.

         5.   Successors and Assigns

         All covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

         6.  Further Assurances

         The Company and EFBT agree to cooperate fully in taking such further actions and executing all such further instruments and documents as either party may reasonably request in order to carry out the transactions contemplated by this Agreement.

         7.     Entire Agreement

         This   Agreement, including exhibits, contains all the terms
and conditions agreed upon by the parties relating to the subject matter of this Agreement and supercedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

         8.   Severability

         In the event that one or more of the provisions contained in this Agreement or any document executed in connection herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provision contained therein shall not in any way be affected thereby.

        IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.



IL FORNAIO   (AMERICA) CORPORATION

By: /s/  LAURENCE B. MINDEL
   ------------------------------------
     Laurence B. Mindel, President

Date: March, 6, 1987.


E.F.B.T., A.G.


By: /s/  CARLO VEGGETTI
   ------------------------------------
   Carlo Veggetti
   Title:

Date: 20/3, 1987.

                                                            February 25, 1987

                        IL FORNAIO (AMERICA) CORPORATION

                            Pro Forma Capitalization
                         After Proposed Reorganization



                                                                                      Number
                                                                                      of Shares     Percentage
                                                                                      ---------     -----------

    (1) Existing Common Stock                                                         129,921
              (includes 8,055 shares of
              Common Stock issued upon
              conversion of Class B
              Common Stock)

   (2)  Conversion of debentures                                                       92,593
        into Common Stock

   (3)  Class B Common Stock                                                                0
   (4)  Class C Common Stock                                                            1,000
   (5)  Series A Preferred Stock                                                       55,814
                                                                                    ---------          ---
                            SUBTOTAL                                                  279,328           17%

   (6)  Veggetti (Common Stock)                                                        82,155            5

   (7)  Mindel (Common Stock)                                                         657,243           40

   (8)  Series B Preferred Stock                                                      542,225           33

           ($4.6106 per share)
   (9)  Management Stock (Common Stock)                                                82,155            5
                                                                                    ---------          ---

                                                                                    1,643,106          100%



Note:    In addition to the above, there are outstanding, or shortly will be issued, warrants to purchase up to 5% of the Common Stock of the Company at $4.6106 per share.

                   AGREEMENT RE LICENSE AND PURCHASE OF STOCK



         This Agreement Re License (the "Agreement") is made and
entered into this                day of                 ,  1987 by
and between Veggetti S.r.l. of Milan, Italy ("Veggetti") and Il Fornaio (America) Corporation, a California corporation ("Company") of San Francisco, California, U.S.A.

        1.   Revised License Agreement

       The parties hereby terminate and cancel the license agreement made and entered into on January 26, 1981 between Veggetti and The Salad Store, Inc., a California corporation (the "License Agreement"), which has been previously assigned to the Company. In lieu and in replacement of said License Agreement, the parties hereby enter into the revised license agreement that is attached as Exhibit A and incorporated herein (the "Revised License Agreement").

       2.   Stock Purchase Agreement

       Veggetti declares that the right to participate in the capital of the Company will be executed by a Company controlled and named "EFBT-Einrichtungen Fuer Baeckereien und Tea - Rooms"

A.G., based in Giubiasco, CH. ("EFBT"). Veggetti hereby represents that EFBT is a subsidiary of the Veggetti for operations in foreign markets.

         3.   Release

         Veggetti, on behalf of itself and its successors and assigns, hereby releases the Company, its agents, employees, officers, and directors, predecessors in interest and assigns, from any and all liability, damages, causes of action, whether known or unknown, that arise out of or in any way relate to the License Agreement, except to the extent such matters are included in the Revised License Agreement. Veggetti hereby represents and warrants that it is fully entitled to give this complete release and discharge.

         4.   Shareholders' Agreement

         The Shareholders' Agreement between Veggetti and various other shareholders date January 26, 1981, is hereby cancelled in its entirety.

TO BE EXECUTED AND EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

IL FORNAIO, (AMERICA) CORPORATION



By: /s/  LAURENCE B. MINDEL
   -------------------------------
   Laurence B. Mindel, President



Date: March 6, 1987



VEGGETTI,



By: /s/  CARLO VEGGETTI
   ---------------------------------
   Carlo Veggetti
   Title:



Date: 20/3, 1987.